Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
August 20, 2026	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Teamshares Inc.

214 Sullivan Street, 3B

New York, NY 10012

Re:	Registration Statement on Form S-8

To the addressee set forth above:

We have acted as special counsel to Teamshares Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S–8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 12,850,596 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), which may be issued pursuant to the Company’s 2026 Incentive Award Plan (the “2026 Plan”), the Company’s 2020 Equity Incentive Plan (as assumed by the Company in connection with the business combination (the “Business Combination”) completed on June 18, 2026, the “2020 Plan”), and the Company’s 2026 Employee Stock Purchase Plan (the “ESPP” and, together with the 2026 Plan and the 2020 Plan, the “Plans”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and we express no opinion with respect to any other laws.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of authentic original documents of all documents submitted to us as copies.

August 20, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans (including, in the case of awards originally granted under the 2020 Plan, the assumption thereof by the Company in connection with the Business Combination) are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP